UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 704-983-6181

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 23, 2008, Uwharrie Capital Corp, Albemarle, North Carolina (the “Registrant”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury, pursuant to which the Registrant agreed to issue and sell 10,000 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), for a purchase price of $10,000,000. A copy of the Purchase Agreement is attached as exhibit 10.1 to this report and is incorporated herein by reference. The terms of the Series A Preferred Stock are described in Item 5.03 below.

Under the terms of the Purchase Agreement, the Registrant also issued a warrant to the Treasury to purchase 500.005 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock). The terms of the Series B Preferred Stock are described in Item 5.03 below. The warrant has a ten-year term and was immediately exercised upon its issuance, with an exercise price equal to $0.01 per share of Series B Preferred Stock. A copy of the warrant is attached as exhibit 4.3 to this report and is incorporated herein by reference.

The Series A Preferred Stock and the warrant were issued in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury, at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock or the Series B Preferred Stock may be deposited and depositary shares, representing fractional shares of the Series A Preferred Stock or the Series B Preferred Stock, may be issued. The Registrant has also agreed that, upon the request of the Treasury, at any time, it will register the Series A Preferred Stock, the Series B Preferred Stock, and warrant, and depositary shares, if any. The Series A Preferred Stock, the Series B Preferred Stock, and the warrant will not be subject to any contractual restrictions on transfer.

Item 3.02	Unregistered Sales of Equity.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to the Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, upon issuance of the Series A and Series B Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties.

In addition, pursuant to the articles of amendment described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A or Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A or Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, the Company is required to have in place certain limitations on the compensation of certain executives, applicable in certain situations. In that regard, the top five senior executive officers of the Company executed and delivered a Waiver of Executive Compensation Agreement (the “Waiver”), whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of EESA or any regulations promulgated thereunder and waives any present or future claims against the Company for any changes to executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made by Treasury to comply with the terms of the Purchase Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2008, the Registrant filed articles of amendment with the North Carolina Department of the Secretary of State, amending article II of its articles of incorporation to fix the preferences, limitations, and relative rights of the Series A Preferred Stock and the Series B Preferred Stock.

In accordance with the Treasury’s standard terms, the Series A Preferred Stock has a liquidation amount of $1,000 per share and ranks senior to the Registrant’s common stock. The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per year for the first five years, after which the rate will increase to 9% per year. The dividends are payable quarterly on February 15, May 15, August 15, and November 15 of each year. The Registrant may not redeem the Series A Preferred Stock prior to the end of three years, unless it is redeemed with the proceeds of certain qualified equity offerings. The Series A Preferred Stock is nonvoting, with certain exceptions.

The Series B Preferred Stock has the same rights, preferences, privileges, voting rights, and other terms as the Series A Preferred Stock, except that (1) the Series B Preferred Stock pays dividends at a rate of 9% per year and (2) the Series B Preferred Stock may not be redeemed until the Series A Preferred Stock has been redeemed.

The foregoing description of the articles of amendment and the amended article II is not complete and is qualified in its entirety by reference to the full text of the articles of amendment, a copy of which is filed as exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment dated December 19, 2008, regarding Series A and Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant dated December 23, 2008, for the purchase of shares of Series B Preferred Stock

10.1	Letter Agreement dated December 23, 2008, between the Registrant and the United States Department of the Treasury

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: December 26, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment dated December 19, 2008, regarding Series A and Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant dated December 23, 2008, for the purchase of shares of Series B Preferred Stock

10.1	Letter Agreement dated December 23, 2008, between the Registrant and the United States Department of the Treasury